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                                Exhibit 99 - 11
                    Code of Ethics for ALIAC dated August 2000













                                 CODE OF ETHICS


                    AETNA LIFE INSURANCE AND ANNUITY COMPANY

                                   AUGUST 2000


















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INTRODUCTION
--------------------------------------------------------------------------------

This Code of Ethics (the "Code") is adopted on behalf of Aetna Life Insurance and Annuity Company ("ALIAC"), in its capacity as investment adviser and principal underwriter to registered investment companies ("Funds"), in accordance with the requirements of Section 17(j) of the Investment Company Act of 1940 ("1940 Act") and Rule 17j-1 thereunder, and the requirements of Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act").

Rule 17j-1(a) makes it unlawful for any "Access Person" of ALIAC or a Fund (defined below), in connection with the purchase or sale by such person of a security "held or to be acquired" by any Fund:

     1. To employ any device, scheme or artifice to defraud the Fund;

     2. To make to the Fund any untrue statement of a material fact or to omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     4. To engage in any manipulative practice with respect to the Fund.

A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or the Fund's respective investment adviser or subadviser for purchase by the Fund.

Both the Advisers Act and the Securities Exchange Act of 1934 prohibit Access Persons from using for their personal benefit material non-public information obtained in the course of their duties with respect to a Fund. Knowledge about a Fund's impending securities transactions constitutes material non-public information for these purposes. Further, Section 206 of the Advisers Act imposes on ALIAC a fiduciary duty with respect to its relationship with its advisory clients that prohibits ALIAC and its officers, directors and employees from engaging in any business activity that would operate as a fraud or deceit upon a client.

There are numerous ways that an Access Person could misuse material non-public information about securities held or to be acquired by a Fund. The most common example of this is "front running," which is generally defined as trading a security ahead of a Fund in an attempt to take advantage of a move in the market price of the security caused by the Fund's transaction. Access Persons are also prohibited from using their relationship with a Fund to obtain personal investment opportunities or other advantages that would otherwise be unavailable. This Code is designed to prevent and to detect the misuse of material non-public information about Fund portfolio transactions and to prevent certain conflicts of interest between a Fund and ALIAC Access Persons that could give rise to a breach of fiduciary duty.


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ADMINISTRATION AND ENFORCEMENT
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ADMINISTRATION OF THE CODE IS THE RESPONSIBILITY OF ALIAC'S CHIEF COMPLIANCE
OFFICER (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE OFFICER). QUESTIONS CONCERNING THE CODE OR ANY TRANSACTIONS THAT MAY BE SUBJECT TO PROVISIONS OF THE CODE MAY BE DIRECTED TO ALIAC'S CHIEF COMPLIANCE OFFICER.

Enforcement of the Code is the responsibility of each Fund's Code of Ethics Review Committee ("Committee"), which is comprised of ALIAC's Chief Compliance Officer (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE Officer), the President of the Fund, and legal counsel to the Fund. The Committee is responsible for investigating any reported or suspected violations of the Code. If the investigation discloses that a violation has occurred, the Committee has been given the authority by the Board of Directors of ALIAC, and the Board of Directors or Board of Trustees of each Fund, as appropriate, to determine the appropriate sanction and to direct ALIAC's Chief ComplianceOfficer (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE OFFICER) to administer the sanction. The President of a Fund will report to the Board any material violations of this Code affecting that Fund, the investigations conducted and any resulting sanctions.

DEFINITIONS
--------------------------------------------------------------------------------

     Whenever used in the Code, the following terms have the following meanings:

     1. "Access Person" includes (i) each director, trustee or officer of a Fund, and (ii) each director, officer or employee of ALIAC, who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security on behalf of a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any person in a control relationship to a Fund.

     2. "BENEFICIAL OWNERSHIP" OF A SECURITY IS DETERMINED IN THE SAME MANNER AS IT WOULD BE FOR THE PURPOSES OF SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT THAT SUCH DETERMINATION SHOULD APPLY TO ALL SECURITIES THAT AN ACCESS PERSON OWNS OR ACQUIRES. GENERALLY, A PERSON SHOULD CONSIDER HIMSELF THE BENEFICIAL OWNER OF SECURITIES HELD BY HIS SPOUSE, HIS MINOR CHILDREN, A RELATIVE WHO SHARES HIS HOME, OR OTHER PERSONS IF BY REASON OF ANY CONTRACT, UNDERSTANDING, RELATIONSHIP, AGREEMENT OR OTHER ARRANGEMENT, HE OBTAINS FROM SUCH SECURITIES BENEFITS SUBSTANTIALLY EQUIVALENT TO THOSE OF OWNERSHIP. HE SHOULD ALSO CONSIDER HIMSELF THE BENEFICIAL OWNER OF SECURITIES IF HE CAN VEST OR REVEST TITLE IN HIMSELF, NOW OR IN THE FUTURE.

     3.   "Security" means ALL securities EXCEPT:

          - shares of registered open-end investment companies (mutual funds);
          - securities issued by the U.S. government, its agencies or instrumentalities (e.g., Treasury Bills, FNMA or GNMA, etc.);
          -    bankers' acceptances;
          -    bank certificates of deposit;
          -    commercial paper.

              "Security" includes options to purchase or sell such security.


                                       3
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     4.   "Fund" means any registered investment company or investment portfolio thereof for which ALIAC serves as investment adviser and/or principal underwriter.

POLICY
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       PRIORITY OF CLIENT INTERESTS.
       ----------------------------

       Each Access Person is required to give priority to the interests of the Funds over his or her own interest in making or maintaining a personal investment.

       No Access Person shall purchase or sell a security for his/her own account when the person knows, or has reason to know, that during the 15-day period immediately preceding or after the date of his/her personal transaction such security was purchased or sold by a Fund or was considered for purchase or sale on behalf of a Fund.

       Access persons also are prohibited from engaging in any personal securities transaction on the basis of knowledge of a change, or possible change, in a Fund's investment strategy.

       INITIAL PUBLIC OFFERINGS/LIMITED OFFERINGS.
       ------------------------------------------

       Access Persons are prohibited from purchasing any security in an initial public offering OR A LIMITED OFFERING WITHOUT THE PRIOR APPROVAL FROM THE ALIAC'S CHIEF COMPLIANCE OFFICER (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE OFFICER).

       RECEIPT OF GIFTS.
       ----------------

       No Access Person may receive any gift or other thing of more than DE MINIMUS value from any person or entity that does business with a Fund, ALIAC, or a subadviser for any Fund. An Access Person who receives a gift or other thing of more than DE MINIMUS value from any such person or entity should immediately contact ALIAC's Chief Compliance Officer (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE OFFICER) to determine the proper disposition of such gift.

       SERVICE AS A DIRECTOR OR OFFICER.
       --------------------------------

       Absent prior approval of ALIAC's Chief ComplianceOfficer (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE OFFICER), an Access Person may not serve as a director or officer of a public or private company.

       AETNA INC. CODE OF CONDUCT.

       All Access Persons are subject to the Aetna Inc. Code of Conduct and must abide by all its requirements, including its requirements pertaining to transactions in Aetna securities.


                                       4
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PROCEDURES
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       POST-EXECUTION REPORTING.

       At the close of each calendar quarter, ALIAC's Chief Compliance Officer (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE OFFICER) will forward a copy of the Securities Transactions Report (see Exhibit A) to every Access Person. Within ten calendar days of the end of each calendar quarter, every Access Person must complete and return to the Compliance Department this quarterly report, which describes all personal securities transactions executed and securities accounts opened during the preceding three months.

       FULL DISCLOSURE OF PERSONAL SECURITIES INVESTMENTS.
       --------------------------------------------------

       1. EVERY ACCESS PERSON NO LATER THAN 10 DAYS AFTER THE PERSON BECOMES AN ACCESS PERSON, MUST PROVIDE TO ALIAC'S CHIEF COMPLIANCE OFFICER (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE OFFICER) AN INITIAL HOLDINGS REPORT (SEE EXHIBIT B) CONTAINING THE FOLLOWING INFORMATION:

               (i) THE TITLE, NUMBER OF SHARES AND PRINCIPAL AMOUNT OF EACH SECURITY IN WHICH THE ACCESS PERSON HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP WHEN THE PERSON BECAME AN ACCESS PERSON;

               (ii) THE NAME OF ANY BROKER, DEALER OR BANK WITH WHOM THE ACCESS
                    PERSON MAINTAINED AN ACCOUNT IN WHICH ANY SECURITIES WERE HELD FOR THE DIRECT OR INDIRECT BENEFIT OF THE ACCESS PERSON AS OF THE DATE THE PERSON BECAME AN ACCESS PERSON; AND

               (iii) THE DATE THE REPORT IS SUBMITTED BY THE ACCESS PERSON.

       2. ON AN ANNUAL BASIS, EVERY ACCESS MUST PROVIDE TO ALIAC'S CHIEF COMPLIANCE OFFICER (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE OFFICER) AN ANNUAL HOLDINGS REPORT (SEE EXHIBIT C) CONTAINING THE FOLLOWING INFORMATION:

               (i) THE TITLE, NUMBER OF SHARES AND PRINCIPAL AMOUNT OF EACH SECURITY IN WHICH THE ACCESS PERSON HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP;


               (ii) THE NAME OF ANY BROKER, DEALER OR BANK WITH WHOM THE ACCESS
                    PERSON MAINTAINED AN ACCOUNT IN WHICH ANY SECURITIES ARE HELD FOR THE DIRECT OR INDIRECT BENEFIT OF THE ACCESS PERSON; AND

               (iii) THE DATE THE REPORT IS SUBMITTED BY THE ACCESS PERSON.

       THE INFORMATION CONTAINED IN THE ANNUAL HOLDINGS REPORT MUST BE CURRENT AS OF A DATE NO MORE THAN 30 DAYS BEFORE THE REPORT IS SUBMITTED.

       3. ON AN ANNUAL BASIS, EVERY ACCESS PERSON SHALL CERTIFY THAT HE OR SHE HAD READ AND IS IN COMPLIANCE WITH THIS CODE OF ETHICS (SEE EXHIBIT D).


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       4.   Every Access Person, when requested by ALIAC's Chief
            ComplianceOfficer (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE OFFICER), will disclose all information about his or her personal securities investments.

       CONFIDENTIALITY.

       All information submitted to ALIAC's Chief Compliance Officer (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE OFFICER) pursuant to these procedures will be treated as confidential information. It may, however, be made available to governmental and securities industry self regulatory agencies with regulatory authority over ALIAC or the Funds as well as to ALIAC's or the Funds' auditors and legal advisors, if appropriate.

       EXCEPTIONS TO POLICY AND PROCEDURES.

       Because all fact situations cannot be contemplated, ALIAC's Chief Compliance Officer (OR AN INDIVIDUAL DESIGNATED BY ALIAC'S CHIEF COMPLIANCE OFFICER) retains the authority to permit an exception to the above policies and procedures requested by persons subject to this Code when to do so is consistent with the interests of the Funds. Any exceptions and the reasons therefor will be documented in writing. These written records will be maintained in accordance with the recordkeeping requirements of the 1940 Act.

       DISTRIBUTION

       This Code will be distributed to all Access Persons.

SANCTIONS
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       An Access Person who breaches the above policies may be subject to certain sanctions including, but not limited to, reprimand, disgorgement of profits, suspension and termination.




Adopted:  AUGUST 2000

                                        Aetna Life Insurance and Annuity Company


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                                    EXHIBIT A
                          SECURITIES TRANSACTION REPORT

Name of Reporting Person:  _____________________________________________________
Date Became Subject to the                   For The Calendar
Code's Reporting Requirements:  _________    Quarter Ended:         ____________

Date Report Due:                _________    Date Report Submitted: ____________

SECURITIES TRANSACTIONS DURING THE QUARTER
       No Transactions to Report (check if applicable) [ ]

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                                                                                                 Executing Broker,
                                                                          Principal Amount,       Dealer or Other
                                                                           Price, Maturity         Party Through
                                         Nature of           No. of       Date and Interest             Whom
     Name of           Date of         Transaction(1)       Shares/          Rate (as               Transaction
    Security         Transaction      (Purchase/sale)      Securities        Applicable)             Was Made
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

SECURITIES ACCOUNTS OPENED DURING THE QUARTER
       If you have no new securities accounts to report, please check here. [ ]

---------------------------------------------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                          NAME(S) ON AND TYPE OF ACCOUNT
------------------------------                          ------------------------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

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

I represent that I am not in possession of material non-public information concerning the securities listed above or their issues. If I am an Access Person charged with making recommendations on behalf of any Fund with respect to any of the securities listed above, I represent that I have not determined or been requested to make a recommendation in that security except as permitted by the Fund's Code of Ethics.



--------------------------------------           -------------------------------
(Signature)                                      (Date)






--------
(1) If the transaction is other than a straightforward sale or purchase of securities, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which the transaction is to take place, i.e., personal, spouse, children, charitable trust, etc. If you wish, you may attach a copy of your account statements as provided to you by your Broker, Bank or Custodian.


                                       7
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                                    EXHIBIT B

                             INITIAL HOLDINGS REPORT

Name of Reporting Person:  _____________________________________________________

Date Became Subject to the                  Information in Report
Code's Reporting Requirements:  _________   Dated As Of:            ____________

Date Report Due:                _________   Date Report Submitted:  ____________

SECURITIES HOLDINGS
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Name of Issuer and                            No. of Shares         Principal Amount, Price, Maturity Date and
Title of Security                             (if applicable)       Interest Rate (as applicable)
---------------------------------------------------------------------------------------------------------------------

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---------------------------------------------------------------------------------------------------------------------

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
If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have Beneficial Ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECURITIES ACCOUNTS
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Name of Broker, Dealer or Bank                          Name(s) on and Type of Account
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

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

If you have no securities accounts to report, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

--------------------------------------    --------------------------------------
(Signature)                               (Date)


                                       8
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                                    EXHIBIT C

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person:  _____________________________________________________

Date Became Subject to the                   Information in Report
Code's Reporting Requirements:  _________    Dated As Of:            ___________

Date Report Due:                _________    Date Report Submitted:  ___________

Year Ended:                     _________

SECURITIES HOLDINGS
---------------------------------------------------------------------------------------------------------------------
Name of Issuer and                            No. of Shares         Principal Amount, Price, Maturity Date and
Title of Security                             (if applicable)       Interest Rate (as applicable)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

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
If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have Beneficial Ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECURITIES ACCOUNTS
---------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank      Date Account Was Established      Name(s) on and Type of Account
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

--------------------------------------         ---------------------------------
(Signature)                                    (Date)

                                    EXHIBIT D

                       ANNUAL CERTIFICATION OF COMPLIANCE

Name of Person Certifying: _____________________________________________________




I have read the Code of Ethics of Aetna Life Insurance and Annuity Company and certify that I am in compliance with it.



--------------------------------------    --------------------------------------
(Signature)                               (Date)






















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